SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                  and Exchange Act of 1934 (Amendment No.___ )

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
  [ ]  Preliminary Proxy Statement
  [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  [X]  Definitive Proxy Statement
  [ ]  Definitive Additional Materials
  [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Meritage Hospitality Group Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X]  No fee required.
  [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
  [   ] Fee paid previously with preliminary materials.
  [   ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of this filing.

     (1)  Amount previously paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                         MERITAGE HOSPITALITY GROUP INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 18, 1999


Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders at 9:00 a.m. Eastern Time on May 18, 1999 at the Peninsular Club, 120 Ottawa N.W., Grand Rapids, Michigan. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

This booklet includes the formal notice of the Annual Meeting and the Proxy Statement. The Proxy Statement tells you more about the agenda and procedures for the meeting. It also describes how the Board of Directors operates and provides personal information about our directors and officers.

Even if you own only a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date and return your Proxy Card promptly in the enclosed envelope.







                                         Very truly yours,



                                         /s/  Robert E. Schermer, Sr.

                                         Robert E. Schermer, Sr.
                                         Chairman of the Board of Directors





Dated:  March 26, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                         MERITAGE HOSPITALITY GROUP INC.
                        40 Pearl Street, N.W., Suite 900
                          Grand Rapids, Michigan 49503
                            Telephone: (616) 776-2600
               --------------------------------------------------

                           P R O X Y S T A T E M E N T
                         Annual Meeting of Shareholders
                                  May 18, 1999

                                  INTRODUCTION

The Board of Directors of Meritage Hospitality Group Inc. is requesting your Proxy for use at the Annual Meeting of Shareholders on May 18, 1999 and at any adjournment thereof, pursuant to the foregoing Notice. The approximate mailing date of this Proxy Statement and the accompanying Proxy Card is April 12, 1999.

                            VOTING AT ANNUAL MEETING

GENERAL

Shareholders may vote in person or by Proxy. Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed Proxy Card bearing a later date, or by appearing at the Annual Meeting and voting in person. All shares will be voted as specified on each properly executed Proxy Card. If no choice is specified, the shares will be voted as recommended by the Board of Directors "FOR" the director nominees named herein, "FOR" the ratification of Grant Thornton LLP as the Company's independent public accountants for fiscal 1999, and in the discretion of the named proxies on any other matters voted on at the meeting. Abstentions and shares not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the Annual Meeting.

As of March 22, 1999, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, the Company had 5,748,421 common shares outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on March 22, 1999 will be entitled to vote at the Annual Meeting.

PRINCIPAL SHAREHOLDERS

The following persons are the only shareholders known by the Company to own beneficially 5% or more of its outstanding common shares as of March 22, 1998:

Name of Beneficial Owner       Amount and Nature of             Percent of Class
                               Beneficial Ownership

Robert E. Schermer, Sr.             475,514 (1)                        8.3%

James R. Saalfeld                 1,417,245 (2)                       24.6%

(1) Includes options for 7,000 common shares which are immediately exercisable and 2,000 common shares owned by Mr. Schermer's wife.
(2) Includes options for 16,500 common shares which are either vested or exercisable within 60 days, and 1,392,868 common shares which are owned by CBH Capital Corp. but for which Mr. Saalfeld holds an irrevocable proxy to vote the shares.

        The business address of Mr. Schermer is 333 Bridge Street, N.W., Suite 1000, Grand Rapids, Michigan 49504. The business address of Mr. Saalfeld is 40 Pearl Street, N.W., Suite 900, Grand Rapids, Michigan 49503.

ELECTION OF DIRECTORS

     The Company's Bylaws require that the Board of Directors consist of not less than 5 nor more than 15 directors, with the exact number to be established by the Board of Directors. The Board has established the number of directors to be elected at the Annual Meeting at six. The Board is nominating for reelection the following directors: James P. Bishop, Christopher P. Hendy, Joseph L. Maggini, Jerry L. Ruyan, Robert E. Schermer, Sr., and Robert E. Schermer, Jr.

        Proxies solicited by the Board of Directors will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next Annual Meeting. Shareholders are not entitled to cumulate their votes in the election of directors.

        If any nominee should be unable to serve, proxies will be voted for a substitute nominated by the Board of Directors. Nominees receiving the highest number of votes cast for the positions to be filed will be elected.

RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

        The Board of Directors appointed Grant Thornton LLP as the Company's independent public accountants for the fiscal year ending November 30, 1999. Grant Thornton LLP has been the independent accounting firm for the Company since fiscal 1993. Although not required by law, the Board of Directors is seeking shareholder ratification of this selection. The affirmative vote of a majority of shares voting at the Annual Meeting is required for ratification.

        Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

OTHER MATTERS

        Any other matters considered at the Annual Meeting which have properly come before the meeting, including adjournment of the meeting, will require the affirmative vote of a majority of shares voting.

VOTING BY PROXY

        All Proxy Cards properly signed will, unless a different choice is indicated, be voted "FOR" election of all nominees for director proposed by the Board of Directors, and "FOR" ratification of the selection of independent public accountants. If any other matters come before the Annual Meeting or any adjournment thereof, each Proxy will be voted in the discretion of the individual named as proxy.

SHAREHOLDER PROPOSALS

        Shareholders who desire to include proposals in the Notice for the 2000 Annual Shareholders' Meeting must submit the written proposals to the Company's Secretary no later than December 16, 1999.

     The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in the Company's Proxy Statement and except for matters as to which adequate notice is received. For notice to be deemed adequate for the 2000 Annual Shareholders' Meeting, it must be received prior to February 25, 2000. If there is a change in the anticipated date of next year's Annual Shareholders' Meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 10-Q filings.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

        The following is information concerning the current directors, executive officers and significant employees of the Company as of March 22, 1999:

                                                              COMMON SHARES
                                                            BENEFICIALLY OWNED
    NAME AND AGE (1)              POSITION               AMOUNT (2)  PERCENTAGE

Robert E. Schermer, Sr.     Chairman of the Board         476,903        8.29%
(3)(4)(5)                   of Directors
63

Robert E. Schermer, Jr.     President, Chief Executive    202,443        3.49%
(3)(6)(7)                   Officer and Director
40

Ray E. Quada (6)            Senior Vice President &        24,500         *
54                          Chief Operating Officer

Pauline M. Krywanski (6)    Vice President, Treasurer &     7,750         *
38                          Chief Financial Officer

James R. Saalfeld (6)(8)    Vice President, Secretary   1,417,245       24.58%
31                          and General Counsel

James P. Bishop (4) (9)     Director                       10,959         *
58

Christopher P. Hendy (9)    Director                        5,910         *
41

Joseph L. Maggini           Director                      175,354        3.05%
(3) (4) (10
59

Jerry L. Ruyan (9)          Director                      230,592         4.0%
52

All Current Executive                                   2,551,656       43.56%
Officers and Directors
as a Group (9 persons)

(1) Unless otherwise indicated, the persons named have sole voting and investment power and beneficial ownership of the securities.
(2) Includes options held by all non-employee directors to acquire 5,000 or 7,000 common shares pursuant to the 1996 Directors' Share Option Plan.
(3)  Executive Committee Member
(4)  Compensation Committee Member
(5)  Includes 2,000 shares held  directly by Mr.  Schermer,  Sr.'s wife.
(6) Includes options presently exercisable, or exercisable within 60 days, for Mr. Schermer, Jr. of 54,000 shares, Mr. Quada of 2,500 shares, Ms. Krywanski of 6,000 shares, and Mr. Saalfeld of 16,500 shares.
(7) Includes 600 shares held by Mr.Schermer, Jr. as a custodian for his minor child.
(8) Includes 1,392,868 common shares owned by CBH Capital Corp. but for which Mr. Saalfeld holds an irrevocable proxy to vote the shares.
(9)  Audit Committee Member
(10) Includes 2,000 shares held by Mr. Maggini jointly with his wife, 1,100 shares held directly by his wife, and 1,000 shares held directly by his son.

* Less than 1%

     Robert E. Schermer, Sr. has been a director of the Company since January 25, 1996. He is currently Senior Vice President and a Managing Director of Robert W. Baird & Co. Incorporated, an investment banking and securities brokerage firm headquartered in Milwaukee, Wisconsin. Mr. Schermer has held this position for more than five years. He is the father of Robert E. Schermer, Jr.

     Robert E. Schermer, Jr. has been President, Chief Executive Officer and a director of the Company since October 6, 1998. Mr. Schermer served as Treasurer of the Company from January 1996 until September 1996, and as Executive Vice President from January 1996 until October 1998. From 1989 until 1993, he was Executive Vice President of Landquest Ltd, a private investment partnership which financed and developed residential real estate and hotel investments.

     Ray E. Quada has been the Senior Vice President and Chief Operating Officer of the Company since May 19, 1998. From 1990 through 1998, Mr. Quada was the Chief Executive Officer of the previous owner of the Company's Wendy's operations. From 1994 through 1997, Mr. Quada was a director of First Michigan Bank.

     Pauline M. Krywanski has been Vice President, Treasurer and Chief Financial Officer of the Company since May 20, 1997. From 1988 to 1997, Ms. Krywanski was with American Medical Response, a nationwide provider of healthcare transportation and a wholly-owned subsidiary of Laidlaw, Inc. Her most recent position with American Medical Response was Director of Financial Operations for the Midwest Region. Ms. Krywanski is a Certified Public Accountant.

     James R. Saalfeld has been Vice President, Secretary and General Counsel of the Company since March 20, 1996. From 1992 until 1996, Mr. Saalfeld was with Dykema Gossett PLLC, a law firm headquartered in Detroit, Michigan. Mr. Saalfeld is admitted to practice law in Michigan.

     James P. Bishop has been a director of the Company since July 16, 1998. Mr. Bishop is a CPA and the President and majority owner of the Bishop, Gasperini & Flipse, P.C. accounting firm in Kalamazoo, Michigan, where he has worked since 1973. He is also a director and officer of the Mill Point Condominium Association, and a director the Village Cove Marina Association. Mr. Bishop was appointed by Michigan's Governor to the Administrative Committee on Public Accountancy in 1993.

     Christopher P. Hendy has been a director of the Company since July 16, 1998. Since August 1996, Mr. Hendy has been a partner in Redwood Ventures, LLC, an investment/venture capital company located in Cincinnati, Ohio. Between 1991 and August, 1996, Mr. Hendy was the Vice President Manager - Asset Based Lending with Fifth Third Bank. Mr. Hendy is also a director of Schonstedt Instrument Company, a manufacturer of magnetic field detecting and measuring instruments.

     Joseph L. Maggini has been a director of the Company since January 25, 1996. Since founding it in 1974, he has served as President and Chairman of the Board of the Magic Steel Corporation, Grand Rapids, Michigan, a steel service center.

     Jerry L. Ruyan has been a director of the Company since October 24, 1996. Since 1995, Mr. Ruyan has been a partner in Redwood Ventures, LLC. Mr. Ruyan is also a founder of Cincinnati- based Meridian Diagnostics, Inc., which is engaged in the production of medical diagnostic products, and has been a member of its Board of Directors since 1977. Mr. Ruyan's other positions with Meridian Diagnostics, Inc. included Chief Executive Officer (1992 to 1995), and President and Chief Operating Officer (1986 to 1992). Mr. Ruyan is also a director of Schonstedt Instrument Company and of Cafe Odyssey Inc. (CODY:NAS), an owner and operator of upscale theme restaurants.

BOARD ACTIONS

     During fiscal 1998, the Board of Directors met five times and took action in writing on six occasions.

     The Executive Committee, presently comprised of Messrs. Schermer, Sr. (Chairman), Maggini and Schermer, Jr., possesses and may exercise all of the powers of the Board of Directors in the management and control of the business of the Company to the extent permitted by law. The Executive Committee took action in writing on thirteen occasions during fiscal 1998.

     The Audit Committee, comprised of Messrs. Ruyan (Chairman), Bishop and Hendy, all of whom are non-employee directors, reviews the audit reports submitted by the Company's independent accountants, reviews the Company's internal accounting operations, and recommends the employment of the Company's independent accountants. The Audit Committee met once during fiscal 1998.

     The Compensation Committee, comprised of Messrs. Maggini (Chairman), Bishop and Schermer, Sr., all of whom are non-employee directors (i) establishes the Company's general compensation policies, (ii) recommends and establishes the compensation and incentives awards for management, and (iii) administers the 1996 Management Equity Incentive Plan, the 1996 Directors' Share Option Plan, and the Directors' Compensation Plan. The Compensation Committee met twice, and took action in writing on one occasion, during fiscal 1998.

     The Nominating Committee, comprised of Messrs. Schermer, Sr. (Chairman), Maggini and Ruyan, evaluated and recommended to the Board of Directors individuals to be nominated by the Company to stand for election or reelection at any shareholder meeting and to fill interim vacancies on the Board of Directors. The Nominating Committee took action in writing once during fiscal 1998. The Nominating Committee has since been disbanded because of the smaller size of the Board of Directors.

     Directors who are not employed by the Company receive a retainer of $1,000 for each meeting of the Board of Directors attended, and $500 for each committee meeting attended. These fees are reduced by 50% if participation is by telephone. Compensation is paid by the Company quarterly in arrears, in the form of Company common shares which are priced at the average fair market value during the five trading days prior to the end of each fiscal quarter. In addition to the above fees, Messrs. Bishop and Hendy received $6,330 and $5,450 respectively for time and expenses incurred as members of an investigative committee of the Board of Directors.

     Each non-employee director is also granted an option for 5,000 common shares upon initial election to the Board of Directors, and another option for 1,000 shares upon each subsequent election. The exercise price of options granted pursuant to the 1996 Directors' Share Option Plan is the last closing sale price reported on the date of grant. Directors who are employees of the Company are not separately compensated for serving as directors.

     In fiscal 1998, each incumbent director attended all of the meetings of the Board of Directors and the committees on which the director served, except for former director David S. Lundeen who was absent for one Board meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of the Company's common shares to file reports of ownership with the SEC and to furnish the Company with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, the Company believes that during fiscal 1998 all filing requirements were met.

EXECUTIVE COMPENSATION

        This table sets forth information regarding compensation paid to the to Company's Chief Executive Officer and the executive officers or significant employees earning in excess of $100,000 in fiscal 1998:

                           SUMMARY COMPENSATION TABLE

                                                               LONG-TERM
                              ANNUAL COMPENSATION             COMPENSATION

                                                        Securities
Name and Principal                                      Underlying    All Other
Position                 Year  Salary       Bonus         Options   Compensation

Robert E. Schermer, Jr.  1998  $164,773(1)  $ 25,000       45,000        --
President & Chief        1997  $157,500     $ 17,500       45,000        --
Executive Officer        1996  $114,961     $100,000(2)    45,000        --

Ray E. Quada             1998  $120,941     $ 36,649       12,500        --
Senior Vice President &  1997  $105,666     $ 20,707 (3)   ---           --
Chief Operating Officer  1996  $  ---       $    ---       ---           --

Pauline M. Krywanski     1998  $ 98,958     $ 20,000 (4)   10,000        --
Vice President,          1997  $ 59,564     $      0       10,000        --
Treasurer & Chief        1996  $    ---     $    ---       ---           --
Financial Officer

James R. Saalfeld        1998  $ 87,917     $ 20,000 (4)  10,000         --
Vice President, General  1997  $ 80,000     $      0      10,000         --
Counsel & Secretary      1996  $ 48,591     $ 15,000 (5)  17,500         --

Christopher B. Hewett    1998  $  160,568          0      50,000 (6) $101,606(7)
Former President and     1997  $  157,500   $ 37,500      50,000 (6)     --
Chief Executive Officer  1996  $  127,735   $110,000 (2)  50,000 (6)     --


(1) Mr. Schermer voluntarily reduced his base salary to $125,000 on September 17, 1998.

(2) Represents Series A Convertible Preferred Stock which Messrs. Hewett and Schermer elected to receive in lieu of a cash bonus.

(3)  Includes 2,000 shares of Meritage Common Stock valued at $10,000.

(4) Includes $10,000 for fiscal 1997 performance that was not approved and paid until fiscal 1998.

(5) Includes $10,700 in Series A Convertible Preferred Stock which Mr. Saalfeld elected to receive in lieu of a cash bonus.

(6) Options granted to Mr. Hewett were returned to the Company after Mr. Hewett's employment with the Company ceased in October 1998.

(7) Includes severance payment accrued in 1998 after Mr. Hewett's employment with the Company ceased in October 1998.

STOCK OPTIONS

       The following tables contain information concerning the grant of stock options to the executives and employees identified in the Summary Compensation Table and the appreciation of such options:


                          OPTION GRANTS IN FISCAL 1998
                                                                    Potential
                                                                    Realizable
                                                                     Value at
                                                                  Assumed Rates
                                                                 of Stock Price
                                                                   Appreciation
                                                                 for Option Term
                                  % of Total
                                   Options
                      Number of    Granted
                      Securities      to      Exercise
                      Underlying  Employees    Price
                       Options     in Fiscal   ($ per   Expiration
    Name               Granted       1998      share)      Date     5%       10%

Robert E. Schermer, Jr.  45,000     30.5%     $7.00    2/16/2008    $0        $0

Ray E. Quada             12,500      8.5%     $3.50    2/16/2008    $0    $4,887

Pauline M. Krywanski     10,000      6.8%     $3.50    2/16/2008    $0    $3,910

James R. Saalfeld        10,000      6.8%     $3.50    2/16/2008    $0    $3,910

Christopher B. Hewett    50,000     33.9%     $7.00    2/16/2008    $0        $0

(1) Options granted to Mr. Hewett were returned to the Company after Mr. Hewett's employment with the Company ceased in October 1998.

         FISCAL 1998 OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                Number of            Value of
                                               Securities          Unexercised
                                               Underlying          In-the-Money
                                              Unexercised           Options at
                                               Options at             Fiscal
                                                 Fiscal              Year End
                                                Year End
                       Shares
                      Acquired
                         on        Value       Exercisable/       Excercisable/
       Name           Exercise    Realized     Unexercisable      Unexercisable


Robert E. Schermer, Jr.  --         --        27,000/108,000        $0/$0 (1)

Ray E. Quada             --         --        0/12,500              $0/$0 (1)

Pauline M. Krywanski     --         --        2,000/18,000          $0/$0 (1)

James R. Saalfeld        --         --        9,000/28,500          $0/$0 (1)

Christopher B. Hewett    --         --        0/0                   $0/$0 (2)


(1) The Compensation Committee established the exercise price as either $3.50 or $7.00 per share. Because the stock at fiscal year end was trading for less than $3.50 per share, no value for the options is shown.

(2) Options granted to Mr. Hewett were returned to the Company after Mr. Hewett's employment with the Company ceased in October 1998.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee establishes compensation for executive officers by setting salaries, establishing bonus ranges, making bonus awards and granting stock options on an annual basis. The Committee believes it is important to provide competitive levels of compensation that will enable the Company to attract and retain the most qualified executives and to provide incentive plans that emphasize stock ownership, thereby aligning the interests of management with the shareholders of the Company.

     At a meeting held on February 16, 1998, the Committee established base salaries and bonus ranges for the Company's executive officers for fiscal 1998. Each executive officer's bonus range represented a specific percentage of that officer's base salary. The salaries and bonus ranges were not tied to any specific or quantifiable performance objectives. Instead, the salaries and bonus ranges were based on the Committee's subjective judgment of each executive officer's (i) performance, (ii) level of responsibility, (iii) potential for continued employment, (iv) duties for the upcoming fiscal year, and (v) contribution in conjunction with the Company's accomplishments during the past year. The Committee took into account the recommendations of the President and Chief Executive Officer in establishing the salaries and bonus ranges for executive officers other than himself. The President's salary and bonus range was determined separately but in the same manner as all other executives officers of the Company (but without the President's participation).

     The Committee also authorized a grant of options to the executive officers under the 1996 Management Equity Incentive Plan as follows (amounts indicate number of shares underlying the options granted): Christopher B. Hewett (former President and Chief Executive Officer): 50,000 shares; Robert E. Schermer, Jr. (current President and Chief Executive Officer): 45,000 shares, James R. Saalfeld (Vice President, General Counsel and Secretary): 10,000 shares, and Pauline M. Krywanski (Vice President, Chief Financial Officer and Treasurer):
10,000 shares. The options granted to Messrs. Hewett and Schermer had an exercise price of $7.00 per share. The options granted to Mr. Saalfeld and Ms. Krywanski had an exercise price of $3.50 per share. All options vest over a five-year period at a rate of 20% per year commencing with the first anniversary of the grant date, and expire ten years from the grant date. Due to Mr. Hewett's resignation as an officer of the Company in October 1998, all options previously granted to Mr. Hewett under the 1996 Management Equity Incentive Plan (including options granted in the 1996 and 1997) were returned to the Company. Ray E. Quada, who was appointed Senior Vice President and Chief Operating Officer in May 1998, was granted 12,500 options on February 16, 1998 on the same terms as those described for Mr. Saalfeld and Ms. Krywanski above.

        Pursuant to written action taken on December 17, 1998, the Committee awarded bonuses to the executive officers based on the bonus ranges established at the February 16, 1998 meeting. The bonus awards ranged from 0% to 50% of the target bonuses established at the February 16, 1998 meeting. The Committee's decision regarding the bonuses awarded was based on each executive officer's performance, level of responsibility, contributions in conjunction with the Company's accomplishments during the fiscal year, and potential for future contributions to the Company.

        The salaries, bonus awards and options granted by the Committee to the executive officers in fiscal 1998 were ratified by the entire Board of Directors. All salaries and bonuses were fully deductible for federal income tax purposes for 1998.


                                           Compensation Committee of the
                                           Board of Directors



                                           Joseph L. Maggini, Chairman
                                           James P. Bishop
                                           Robert E. Schermer, Sr.

CORPORATE PERFORMANCE GRAPH

        The following graph demonstrates the yearly percentage change in Meritage's cumulative total shareholder return on its common shares (as measured by dividing (i) the sum of (a) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented, plus (b) the difference between Meritage's share price at the beginning and end of the periods presented; by (ii) the share price at the beginning of the periods presented) from October 18, 1995 through November 30, 1998, with the cumulative total return on the S & P Restaurants Index, the S & P 500 Index, the Russell 2000 Index and a Peer Group Index. Because the Company's stock price was not published from May 1989 through October 18, 1995, the graph does not reflect cumulative shareholder return prior to October 18, 1995. The comparison assumes $100 was invested on October 18, 1995 in the Company's common shares and in each of the indexes presented.

        The Company removed the S & P Lodging-Hotels Index from its performance graph for fiscal 1998 because the Company disposed of its hotel properties in fiscal 1998 and now accounts for its former lodging business as discontinued operations. In addition, the Company added the Russell 2000 Index and a Peer Group Index to compare the Company with businesses that are more similar to the Company in type and size of operation. The Peer Group members include BAB Holdings Inc., Back Yard Burgers Inc., Big City Bagels Inc., Boston Restaurants Assocs. Inc., Cafe Odyssey Inc., Chicago Pizza and Brewery Inc., DenAmerica Corp., Family Steak Houses of Florida Inc., Flanigans Enterprises Inc., Grill Concepts Inc., Minnesota Brewing Co., Morgans Foods Inc. and Tubby's Inc. Meritage intends to replace the S & P Index and the S & P Restaurants Index with these new indexes next year.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                                              Cumulative Total Return
                                  ----------------------------------------------
                                  10/18/95   11/95     11/96     11/97     11/98

Meritage Hospitality Group Inc.     100        90        94        39        21
Peer Group                          100        98       102        96        90
S & P 500                           100       104       133       171       211
S & P Restaurants                   100       114       118       124       175
Russell 2000                        100       100       116       143       136

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Management believes that the following transactions were on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

     In March 1997, the Company borrowed $750,000 from Robert E. Schermer, Sr. The note was unsecured and required monthly payments of interest only at prime plus 8% (the same rate the Company was paying on certain of its loans with its former long-term lender). In October, 1998, the note (which then had a outstanding principal balance of $776,000 due to prior interest payments being deferred and added to the principal balance) was paid in full as part of a larger transaction. The $1,375,000 note receivable from the sale of the Grand Harbor Resort & Yacht Club was assigned (with recourse) to Mr. Schermer in exchange for (i) payment in full of the $776,000 note payable, (ii) cancellation of $200,000 of preferred stock owned by Mr. Schermer, and (iii) a cash payment of $399,000 from Mr. Schermer.

     In February 1998, the Board of Directors authorized an agreement whereby Meritage Capital Corp. ("MCC") and its principals (Messrs. Hewett and Schermer, Jr.) would be indemnified by the Company for any losses or expenses that they might incur as guarantors of the Company's obligations under the $776,000 note payable to Mr. Schermer, Sr. Because the note payable has been paid in full, the indemnification agreement is no longer effective.

     In October 1998, the Board of Directors authorized the Company to sell participation interests (with recourse) in the $1,844,617 note payable received from the sale of the Thomas Edison Inn. The Company sold $1,100,000 in total participation interests, including a $500,000 sale to Joseph L. Maggini. Mr. Maggini entered into a participation agreement which contained the same terms as the agreements entered into with third parties that purchased interests.

     In September 1998, the Board of Directors authorized the Company and its subsidiary to appoint S & Q Management, LLC (owned jointly by Messrs. Schermer, Jr. and Quada) as the new general partner of Wendy's of Michigan to replace MCC Food Service Inc. (a wholly-owned subsidiary of MCC). The Company and its subsidiary indemnified S & Q Management and its principals upon its appointment as general partner, and agreed to reimburse only normal and reasonable out-of-pocket expenses incurred by S & Q Management in carrying out its obligations as a general partner.

     In May 1997, the Company and its subsidiary appointed MCC Food Service Inc. as the general partner of the now dissolved Wendy's of West Michigan Limited Partnership and its successor (Wendy's of Michigan). The Company and its subsidiary indemnified MCC Food Service, and MCC Food Service was paid an annual partnership administration fee of $160,000 by the Partnership. In October 1998, the Company replaced MCC Food Service as general partner and terminated the indemnification agreement. MCC Food Service was paid its pro rata portion of the partnership administration fee for 1998. Mr. Schermer, Jr. had previously divested himself of his interest in MCC and MCC Food Service.

     At November 30, 1998, MCC (which has been renamed CBH Capital Corp. and is now owned solely by Mr. Hewett) owed the Company $9,750,000 pursuant to a secured, non-interest bearing note in the original amount of $10,500,000 issued to the Company in payment for 1,500,000 common shares issued in September 1995. The note was analyzed by Roney & Co., a nationally recognized investment banking firm, before delivering its fairness opinion regarding the transaction. The note and corresponding pledge agreement were amended in February 1999, such that the principal amount of the note is due and payable on the expiration of the note (September 19, 2000), rather than in installment payments over a five year period. This amendment was part of a larger settlement agreement between Mr. Hewett and CBH Capital Corp. (on the one hand) and the Company (on the other hand). Under the settlement agreement, 1,392,868 common shares owned of record by CBH Capital Corp. are held by the Company as collateral pursuant to the note and pledge agreement, recovery of which is the sole remedy in the event of a default. Also as part of the settlement agreement, CBH Capital Corp. granted an option to the Company to purchase the collateralized shares for $9,750,000 if CBH Capital Corp. obtains the collateralized shares by making the full payment under the note. Also, Mr. Hewett and CBH Capital Corp. entered into a voting agreement with James R. Saalfeld (Vice President and Secretary of the Company), pursuant to which Mr. Saalfeld received an irrevocable proxy from Mr. Hewett and CBH Capital Corp. to vote the 1,392,868 common shares owned by CBH Capital Corp. These shares, combined with the 7,877 common shares owned of record by Mr. Saalfeld, shall be voted in accordance with the recommendation of the Company's Board of Directors on all matters submitted to a vote of the Company's shareholders or, if the Board fails to make a recommendation, as Mr. Saalfeld deems proper. To facilitate these transactions, the Board (i) opted out of Chapter 7A of the Michigan Business Corporation Act such that Chapter 7A did not apply to the transactions, and (ii) amended the Company's Bylaws to temporarily opt out of the Chapter 7B of the Michigan Business Corporation Act such that Chapter 7B would not apply to any control share acquisitions involving the Company's common shares between February 8, 1999 and February 11, 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None.

OTHER MATTERS

        Since 1993, the Company has retained the accounting firm of Grant Thornton, LLP ("Grant Thornton") to perform the annual audit of the financial statements for the Company and its wholly-owned subsidiaries. In January 1998, the Company acquired all the interests of the Wendy's of West Michigan Limited Partnership (the "Partnership"), dissolved the Partnership, and transferred the Wendy's business to a newly formed limited partnership ("Wendy's of Michigan") which is owned by the Company's wholly-owned subsidiary. The Partnership had used the accounting firm of BDO Seidman, LLP ("BDO Seidman") to perform the annual audit of its financial statements. The Company and Wendy's of Michigan continued using BDO Seidman for the Wendy's business following the acquisition and dissolution of the Partnership.

        The Company subsequently determined that it was most efficient to use one accounting firm to perform the annual audit of the financial statements for the Company and its subsidiaries. Accordingly, on November 4, 1998, Wendy's of Michigan dismissed BDO Seidman (effective August 31, 1998), and the Company formally retained Grant Thornton to perform all aspects of the annual audit of the financial statements for the Company and its subsidiaries.

        During the fiscal years ended November 30, 1996 and 1997, and through November 4, 1998, there were no disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events. BDO Seidman's reports on the financial statements of the Wendy's business for fiscal years ended November 30, 1996 and 1997 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        Meritage is not aware of any other matters to be presented at the Annual Meeting other than those specified in the Notice. If you have questions or need more information about he Annual Shareholders' Meeting, please write or call:

                             James R. Saalfeld, Secretary
                             Meritage Hospitality Group Inc.
                             40 Pearl Street, N.W., Suite 900
                             Grand Rapids, Michigan  49503
                             (616) 776-2600

        For more information about your record holdings, you may contact Fifth Third Bank Shareholder Services at (800) 837-2755.



                                     By Order of the Board of Directors,

                                     /s/  James R. Saalfeld

                                     James R. Saalfeld
                                     Secretary

March 26, 1999

                                MERITAGE HOSPITALITY GROUP INC.


               The undersigned hereby appoints ROBERT E. SCHERMER, JR. and JAMES
  PROXY        R. SAALFELD, or either of them, proxies of the undersigned,  each
   FOR         with the power of  substitution,  to vote all common shares which
  ANNUAL       the  undersigned  would  be  entitled  to  vote  on  the  matters
 MEETING       specified  below and in their  discretion  with  respect  to such other business as may properly come before the Annual Meeting of Shareholders of Meritage Hospitality Group Inc. to be held on May
               18, 1999 at 9:00 a.m.  Eastern Time at the  Peninsular  Club, 120
               Ottawa N.W., Grand Rapids, Michigan, or any adjournment of such Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:


1.  Authority  to elect as  directors  the six  nominees  listed below.

         FOR _______                          WITHHOLD AUTHORITY _______

            JAMES P. BISHOP, CHRISTOPHER P. HENDY, JOSEPH L. MAGGINI, JERRY L. RUYAN, ROBERT E. SCHERMER, SR. AND ROBERT E. SCHERMER, JR.

WRITE THE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD

--------------------------------------------------------------------------------

2. Ratify the appointment of Grant Thoronton LLP as the Company's independent public accountants for the fiscal year ending November 30, 1999.

         FOR _______                AGAINST _______              ABSTAIN _______

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.


        (This proxy is continued and is to be signed on the reverse side)

Meritage Hospitality Group, Inc.
c/o Corporate Trust Services
Mail Drop 10AT66 - 4129
38 Fountain Square Plaza
Cincinnati, Ohio 45263













                                                 Date ___________________, 1999



                                                 -------------------------------

                                                 -------------------------------
                                                 (Important: Please sign exactly
                                                 as name appears hereon
                                                 indicating,  where proper,
                                                 official  position or
                                                 representative capacity. In the
                                                 case of joint holders, all
                                                 should sign.)
                                                 THIS PROXY IS SOLICITED
                                                 ON BEHALF OF THE BOARD OF
                                                 DIRECTORS